EMPLOYMENT SEVERANCE AGREEMENT

Remedent, Inc. (the "Company") and Judd D. Hoffman (the "Employee"), agree as follows, as of the 19th day of July, 2006:

1.          Employment. Pursuant to a written employment agreement between the Company and Employee dated as of October 12, 2005, (the “Employment Agreement”) the Company employed the Employee as its Vice President-Worldwide Sales and Operations. The Company and the Employee now desire to terminate the Employment Agreement by mutual agreement, effective the end of the workday, July 19th, 2006 (“Termination Date”). The Company and the Employee agree to mutually terminate the Employment Agreement and sever their employment relationship pursuant to the terms and conditions set forth in this Employment Severance Agreement ("Severance Agreement").

2.          Position; Scope of Employment. The Employee shall cease functioning in the position of Vice President-Worldwide Sales and Operations for the Company and shall cease to be an employee for the Company in any capacity, effective on the Termination Date.

3.          Severance Payments. The Company shall make a one-time severance payment to the Employee as set forth in this Section 3. The aggregate value of the severance payment is to be equal to Employee’s base salary currently in effect as of the Termination Date and up till August 31, 2006 (the “Severance Period”). All severance payments of every description shall be subject to the customary withholding tax and other employment taxes as required with respect to compensation paid to the Employee.

3.1.       Cash Payments. Within 5 working days after the Termination Date, the Company shall pay the Employee the aggregate value of the severance payment set forth in Section 3.

3.2.       Medical and Health Benefits. The Employee will also be offered the opportunity for continued coverage under the Company’s health insurance plans, as required by COBRA. The Company's insurance agent will send the Employee information regarding this coverage.

3.3        Stock Option Grants. The Employment Agreement provides that Employee receive four hundred thousand stock options with one third of the stock options vesting after the first, second and third years of employment. Consequently, the Company and Employee agree that ten twelfths (110,666 options) of the first one third vesting has been vested as of August 31, 2006 and all remaining options will lapse.

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                4.          Release of Liability. The Employee acknowledges that he or she enters this Severance Agreement freely and voluntarily, and agrees as follows:

4.1.       Title VII Claims. The Employee acknowledges that Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Americans With Disabilities Act, the Age Discrimination in Employment Act of 1967, the Vietnam Era Veterans Readjustments Assistance Act of 1974, the Federal Family and Medical Leave Act of 1993, the California Family Rights Act of 1991 and the California Fair Employment and Housing Act, as amended, provide the right to an employee to bring charges, claims or complaints against an employer if the employee believes he or she has been discriminated against on a number of bases, including but not limited to race, ancestry, color, religion, sex, marital status, national origin, age, status as a veteran of the Vietnam era, request or need for family or medical leave, physical or mental disability, medical condition or sexual preference. The Employee, with full understanding of the rights afforded him or her under these and other federal, state and local laws, agrees that he or she will not file, or cause to be filed against the Company, any charges, complaints, or actions based on any alleged violation of these federal, state andlocal laws, or any successor or replacement federal or state laws. The Employee hereby waives any right to assert a claim for relief available under these federal, state and local laws including, but not limited to, back pay, attorneys' fees, damages, reinstatement, or injunctive relief, which the Employee may otherwise recover based on any alleged violation of these federal, state and local laws, or any successor or replacement federal, state or local laws.

4.2.       General Release. The Employee hereby agrees that all of his or her or her rights under section 1542 of the Civil Code of the State of California are hereby waived. Section 1542 provides as follows:

"A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his or her or her settlement with the debtor."

Notwithstanding the provisions of section 1542, the Employee hereby irrevocably and unconditionally releases and forever discharges the Company and all of its predecessors, successors, related entities, officers, agents, directors, supervisors, employees, representatives and their successors and assigns and all persons acting by, through, under or in concert with any of them from any and all charges, complaints, grievances, claims, actions, and liabilities of any kind (including attorneys' fees, interest, expenses and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected (hereinafter referred to as "Claims"), which the Employee has or may have in the future, arising out of the Employee's employment with the Company. All such Claims are forever barred by this Severance Agreement and without regard to whether these Claims are based on any alleged breach of duty arising in contract or tort, any alleged employment discrimination or other unlawful discriminatory act, or any claim or cause of action regardless of the forum in which it may be brought, including without limitation, claims under the National Labor Relations Act, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1964, as

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amended, the Americans With Disability Act, the California Family Rights Act of 1991, the Federal Family and Medical Leave Act of 1993, the Vietnam Era Veterans Readjustment Assistance Act of 1974, the California Fair Employment and Housing Act, California Labor Code section 132a, any allegation of wrongful termination and any claim arising out of Article 1, section 8 of the Constitution of the State of California.

5.          Vacation and Sick Leave. Vacation and sick leave ceased accruing on the Termination Date. The Employee acknowledges that he or she has been paid for all accrued, but unused vacation pay or does not have any vacation pay owed to him or her.

6.          Business Expenses. The Employee has been reimbursed for all business expenses, in accordance with the Company's reimbursement policy.

7.          Confidential Information. The Employee acknowledges that during the course of his or her duties with the Company, he or she handled confidential information of the Company and its affiliates. The Employee agrees he or she will retain in the strictest confidence all confidential matters which relate to the Company or its affiliates, including, without limitation, pricing lists, business plans, financial projections and reports, business strategies, internal operating procedures and other confidential business information from which the Company derives an economic or competitive advantage or from which the Company might derive such advantage in its business, whether or not labeled "secret" or "confidential," and not to disclose directly or indirectly or use by him or her in any way, either during the term of this Severance Agreement or at any time thereafter except as permitted by law.

8.          Trade Secrets. The Employee shall not disclose to any others or take or use for the Employee's own purposes or purposes of any others at any time, any of the Company's trade secrets, including without limitation, confidential information; customer lists; information concerning current or any future and proposed work, services or products; the fact that any such work, services or products are planned, under consideration, or in production, as well as any description thereof, computer programs or computer software. The Employee agrees that these restrictions shall also apply to (i) trade secrets belonging to third parties in the Company's possession and (ii) trade secrets conceived, originated, discovered or developed by the Employee during the term of his or her employment.

9.          Inventions; Ownership Rights. The Employee agrees that all ideas, techniques, inventions, systems, formulas, discoveries, technical information, programs, prototypes and similar developments ("Developments") developed, created, discovered, made, written or obtained by him or her in the course of or as a result, directly or indirectly, of performance of his or her duties to the Company, and all related industrial property, copyrights, patent rights, trade secrets and other forms of protection thereof, shall be and remain the property of the Company. The Employee agrees to execute or cause to be executed such assignments and applications, registrations and other documents and to take such other action as may be requested by the Company to enable the Company to protect its rights to any such Developments.

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                10.        No Disparagement of the Company or Employee. The Employee agrees that he or she will not make any statements which are or may appear derogatory about or disparaging to the Company or any of its agents, officers, directors or other employees, except as may be required by court order or applicable law. The Company agrees that it will not make any statements which are or may appear derogatory about or disparaging to the Employee, except as may be required by court order or applicable law.

11.        Non-Interference; No Solicitation. The Employee agrees not to interfere with any of the Company's contractual obligations with others. Furthermore, the Employee agrees during a period of eighteen (18) months after the expiration of the Severance Period, the Employee agrees to not, without the Company's express written consent, on his or her behalf or on behalf of another: (i) contact or solicit the business of any client, customer, creditor or licensee of the Company, (ii) hire employees of the Company, other than clerical employees, (iii) solicit the business of any client, customer or licensee of the Company. The Employee acknowledges that this section 11 is a reasonable and necessary measure deigned to protect the proprietary information of the Company.

12.        Return Company Property. The Employee agrees that he or she will promptly, within two (2) business days, return to the Company, all the Company's or its affiliates' memoranda, notes, records, reports, manuals, drawings, designs, computer files in any media and other documents (including extracts and copies thereof) relating to the Company or its affiliates, and all other property of the Company.

13.        Actions Contrary to Law. Nothing contained in this Severance Agreement shall be construed to require the commission of any act contrary to law, and whenever there is any conflict between any provision of this Severance Agreement and any statute, law, ordinance, or regulation, contrary to which the parties have no legal right to contract, then the latter shall prevail; but in such event, the provisions of this Severance Agreement so affected shall be curtailed and limited only to the extent necessary to bring it within legal requirements.

14.	Miscellaneous.

14.1.    Notices. All notices to be given by either party to the other shall be in writing and may be transmitted by personal delivery, facsimile transmission, overnight courier or mail, registered or certified, postage prepaid with return receipt requested; provided, however, that notices of change of address or facsimile number shall be effective only upon actual receipt by the other party. Notices shall be delivered at the following addresses, unless changed as provided for herein:

To the Employee:	Judd D. Hoffman
702 North Juanita Avenue
Redondo Beach, CA 90277
Fax: (310) 379-8732

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To the Company:

Board of Directors
Remedent, Inc.
Xavier de Cocklaan 42
9831 Deurle, Belgium
Fax: 32-(0) 9 321 70 90

14.2.    Entire Agreement. This Severance Agreement supersedes any and all agreements, either oral or written, between the parties hereto with respect to its subject matter, including, but not limited to, the Employment Agreement. Each party to this Severance Agreement acknowledges that no representation, inducements, promises, or agreements, orally or otherwise, have been made by any party or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Severance Agreement shall be valid or binding. Any modification of this Severance Agreement will be effective only if it is in writing and signed by both parties.

14.3.    Governing Law. This Severance Agreement shall be governed by and construed in accordance with the laws of the State of California.

14.4.    Jurisdiction and Venue. The parties hereby consent to the exclusive jurisdiction of the state and federal courts sitting in California with the sole and exclusive venue of Sacramento County in any action on a claim arising out of, under or in connection with this Severance Agreement or the transactions contemplated by this Severance Agreement, provided such claim is not required to be arbitrated pursuant to Section 14.5. The parties further agree that personal jurisdiction over them may be effected by notice as provided in Section 14.1, and that when so made shall be as if served upon them personally within the State of California.

14.5     Arbitration. Any controversy, dispute or claim arising out of or relating to this Severance Agreement or the Employment Agreement terminated by this Severance Agreement, performance hereunder or breach thereof, which cannot be amicably settled, shall be settled by arbitration conducted in Sacramento County unless some other location is mutually agreed to in a writing signed by both parties. Said arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association at a time and place within the above-referenced location as selected by the arbitrator(s).

a.           Initiation of Arbitration. After seven (7) calendar days prior written notice to the other, either party hereto may formally initiate arbitration under this Severance Agreement by filing a written request therefore, and paying the appropriate filing fees, if any.

b.          Hearing and Determination Dates. The hearing before the arbitrator shall occur within thirty (30) calendar days from the date the matter is submitted to arbitration. Further, a determination by the arbitrator shall be made within forty-five (45) calendar days from the date the matter is submitted to arbitration. Thereafter, the arbitrator shall have fifteen (15) calendar days to provide the parties with his or her decision in writing. However, any failure to meet the deadlines in this paragraph will not affect the validity of any decision or award. The

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arbitrator’s written decision shall summarize the issues and resolution of the controversy, and the decision shall be based solely upon the law governing the claims and defenses pleaded by the parties. The arbitrator shall have the authority to award any relief available in a court of law.

c.           Binding Nature of Decision. The written reasoned decision of the arbitrator shall be binding on the parties without the right to any writ of review, appeal, or court review thereof.. Judgment thereon shall be entered in a court of competent jurisdiction.

d.          Injunctive Actions. Nothing herein contained shall bar the right of either party to seek to obtain injunctive relief or other provisional remedies against threatened or actual conduct that will cause loss or damages under the usual equity rules including the applicable rules for obtaining preliminary injunctions and other provisional remedies.

e.           Fees and Costs. The cost of arbitration, including the fees of the arbitrator, shall initially be borne by the Company; provided, the prevailing party (as determined by the arbitrator) shall be entitled to recover all such costs allowed by law, in addition to attorneys’ fees and other costs, in accordance with Section 14.6 of this Severance Agreement.

14.6.    Attorneys' Fees. In the event of any litigation, arbitration, or other proceeding arising out of this Severance Agreement, or the parties’ performance as outlined herein, the prevailing party shall be entitled to an award of costs, including an award of reasonable attorneys’ fees. Any judgment, order, or award entered in any such proceeding shall designate a specific sum as such an award of attorneys’ fees and costs incurred. This attorneys’ fee provision is intended to be severable from the other provisions of this Severance Agreement, shall survive any judgment or order entered in any proceeding and shall not be deemed merged into any such judgment or order, so that such further fees and costs as may be incurred in the enforcement of an award or judgment or in defending it on appeal shall likewise be recoverable by further order of a court or panel or in a separate action as may be appropriate.

14.7.     Amendment, Waiver. No amendment or variation of the terms of this Severance Agreement shall be valid unless made in writing and signed by the Employee and the Company. A waiver of any term or condition of this Severance Agreement shall not be construed as a general waiver by the Company. Failure of either the Employee or the Company to enforce any provision or provisions of this Severance Agreement shall not waive any enforcement of any continuing breach of the same provision or provisions or any breach of any provision or provisions of this Severance Agreement.

14.8.     Ambiguities. This Severance Agreement shall not be subject to the rule that any ambiguities in the contract are to be interpreted against the drafter of the Severance Agreement.

14.9.     Counterparts. This Severance Agreement may be signed in one or more counterparts (by facsimile or otherwise), all of which shall be treated as one and the same instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Severance Agreement as of the date first hereinabove written.

THE EMPLOYEE

Date: July 19, 2006	By:
Name: Judd D. Hoffman

THE COMPANY

Remedent, Inc.

Date: July 19, 2006	By:
Name: Robin List
Chief Executive Officer

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